As filed with the Securities and Exchange Commission on November 9, 2021
File No. 000-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

MEREDITH HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Iowa	87-1182640
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1716 Locust Street,	Des Moines,	Iowa	50309-3023
(Address of principal executive offices)			(ZIP Code)

Registrant’s telephone number, including area code:	(515) 284-3000

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, par value $1 per share and Class B Common Stock, par value $1 per share
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and emerging growth company in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐     Accelerated filer ☐     Non-accelerated filer ☑
     Smaller reporting company ☐     Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1 (the “information statement”). None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.
Item 1. Business.
The information required by this item is contained in the sections “Summary,” “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements,” “The Separation,” “Capitalization,” “Unaudited Pro Forma Condensed Combined Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Executive Compensation,” “Management,” “Certain Relationships and Related Party Transactions,” “Where You Can Find More Information” and “Financial Statements and Supplementary Data” (and the statements referenced therein) of the information statement. Those sections are incorporated herein by reference.
Item 1A. Risk Factors.
The information required by this item is contained in the sections “Summary,” “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” of the information statement. Those sections are incorporated herein by reference.
Item 2. Financial Information.
The information required by this item is contained in the sections “Summary,” “Risk Factors,” “Capitalization,” “Unaudited Pro Forma Condensed Combined Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Financial Statements and Supplementary Data” (and the statements referenced therein) of the information statement. Those sections are incorporated herein by reference.
Item 3. Properties.
The information required by this item is contained in the section “Business—Properties” of the information statement. That section is incorporated herein by reference.
Item 4. Security Ownership of Certain Beneficial Owners and Management.
The information required by this item is contained in the section “Security Ownership of Certain Beneficial Owners and Management” of the information statement. That section is incorporated herein by reference.
Item 5. Directors and Executive Officers.
The information required by this item is contained in the section “Management” of the information statement.
That section is incorporated herein by reference.
Item 6. Executive Compensation.
The information required by this item is contained in the sections “Executive Compensation” and “Management” of the information statement. Those sections are incorporated herein by reference.
Item 7. Certain Relationships and Related Transactions, and Director Independence.
The information required by this item is contained in the sections “The Separation, Distribution, and Spin-Off,” “Certain Relationships and Related Party Transactions,” “Management,” “Executive Compensation” and “Security Ownership of Certain Beneficial Owners and Management” of the information statement. Those sections are incorporated herein by reference.

Item 8. Legal Proceedings.
The information required by this item is contained in the section “Business—Legal Proceedings” of the information statement. That section is incorporated herein by reference.
Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.
The information required by this item is contained in the sections “Summary,” “Risk Factors,” “The Separation, Distribution, and Spin-Off,” “Dividend Policy,” “Capitalization” and “Description of Capital Stock” of the information statement. Those sections are incorporated herein by reference.
Item 10. Recent Sales of Unregistered Securities.
On April 29, 2021, Meredith Holdings Corporation was incorporated in the State of Iowa. On April 29, 2021, Meredith Corporation acquired 100 uncertificated shares of common stock of Meredith Holdings Corporation for $1.00 pursuant to Section 4(a)(2) of the Securities Act. The issuance of the shares was not registered under the Securities Act because such issuance did not constitute a public offering.
Item 11. Description of Registrant’s Securities to Be Registered.
The information required by this item is contained in the sections “The Separation, Distribution, and Spin-Off” and “Description of Capital Stock” of the information statement. That section is incorporated herein by reference.
Item 12. Indemnification of Directors and Officers.
The information required by this item is contained in the section “Description of Capital Stock” of the information statement. That section is incorporated herein by reference.
Item 13. Financial Statements and Supplementary Data.
The information required by this item is contained in the sections “Management’s Discussion and Analysis of Financial Conditions and Results of Operations,” and “Financial Statements and Supplementary Data” (and the statements referenced therein) of the information statement. That section is incorporated herein by reference.
Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
None.
Item 15. Financial Statements and Exhibits.
(a)Financial Statements
The information required by this item is contained in the sections “Financial Statements and Supplementary Data” (and the statements referenced therein) of the information statement. That section is incorporated herein by reference.
(b)Exhibits
The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Title

2.1
Agreement and Plan of Merger, dated as of May 3, 2021, by and among Gray Television, Inc., Gray Hawkeye Stations, Inc., and Meredith Corporation, incorporated by reference to the Current Report on Form 8-K filed by Registrant’s parent corporation, Meredith Corporation, on May 3, 2021 (File No.001-05128).

2.2
Amendment No. 1 to the Agreement and Plan of Merger, dated as of June 2, 2021, by and among Gray Television, Inc., Gray Hawkeye Stations, Inc. and Meredith Corporation, incorporated by reference to the Current Report on Form 8-K filed by Registrant’s parent corporation, Meredith Corporation, on June 3, 2021 (File No.001-05128).

2.3
Separation and Distribution Agreement, dated as of May 3, 2021, by and among Meredith Holdings Corporation, Meredith Corporation and Gray Television, Inc, incorporated by reference to the Current Report on Form 8-K filed by Registrant’s parent corporation, Meredith Corporation, on May 3, 2021 (File No.001-05128).

2.4
Amendment No. 2 to the Separation and Distribution Agreement, dated as of June 2, 2021, by and among Meredith Holdings Corporation, Meredith Corporation and Gray Television, Inc.(which supersedes the Amendment No. 1 to the Separation and Distribution Agreement), incorporated by reference to the Current Report on Form 8-K filed by Registrant’s parent corporation, Meredith Corporation, on June 3, 2021 (File No. 001-05128).

2.5
Agreement and Plan of Merger, dated as of October 6, 2021, among Meredith Corporation, Meredith Holdings Corporation and About, Inc., incorporated by reference to the Current Report on Form 8-K filed by Registrant’s parent corporation, Meredith Corporation, on October 6, 2021 (File No. 001-05128).

2.6
Amendment and Consent, dated as of October 6, 2021, by and among Meredith Corporation, Meredith Holdings Corporation, Gray Television, Inc., Gray Hawkeye Stations, Inc. and About, Inc., incorporated by reference to the Current Report on Form 8-K filed by Registrant’s parent corporation, Meredith Corporation, on October 6, 2021 (File No. 001-05128).

3.1*	Amended and Restated Articles of Incorporation of Meredith Holdings Corporation

3.2*	Amended and Restated Bylaws of Meredith Holdings Corporation

10.1
Employee Matters Agreement, dated as of May 3, 2021, by and among Meredith Corporation, Meredith Holdings Corporation and Gray Television, Inc., incorporated by reference to the Current Report on Form 8-K filed by Registrant’s parent corporation, Meredith Corporation, on May 3, 2021 (File No.001-05128).

10.2
Tax Matters Agreement, dated as of May 3, 2021, by and among Meredith Holdings Corporation, Meredith Corporation and Gray Television, Inc, incorporated by reference to the Current Report on Form 8-K filed by Registrant’s parent corporation, Meredith Corporation, on May 3, 2021 (File No.001-05128).

10.3
Transition Services Agreement, dated as of May 3, 2021, by and among Meredith Holdings Corporation, Meredith Corporation and Gray Television, Inc, incorporated by reference to the Current Report on Form 8-K filed by Registrant’s parent corporation, Meredith Corporation, on May 3, 2021 (File No.001-05128).

10.4+
Meredith Corporation Deferred Compensation Plan, dated as of November 8, 1993, incorporated by reference to Exhibit 10 to the Quarterly Report on Form 10-Q for the period ended December 31, 1993 of the Registrant’s parent corporation, Meredith Corporation.

10.5+
Amended and Restated Replacement Benefit Plan, effective January 1, 2001, incorporated by reference to Exhibit 10.17 to the Annual Report on Form 10-K filed by the Registrant’s parent corporation, Meredith Corporation, on September 18, 2003.

10.6+
Amended and Restated Supplemental Benefit Plan, effective January 1, 2001, incorporated by reference to Exhibit 10.18 to the Annual Report on Form 10-K filed by the Registrant’s parent corporation, Meredith Corporation, on September 18, 2003.

10.7+
Meredith Corporation Employee Stock Purchase Plan of 2002, as amended, incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by the Registrant’s parent corporation, Meredith Corporation, on November 16, 2020.

10.8+
Meredith Corporation 2014 Stock Incentive Plan, incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant’s parent corporation, Meredith Corporation, November 18, 2014.

10.9+
Form of the Nonqualified Stock Option Award Agreement for Employees for the 2014 Stock Incentive Plan, incorporated by reference to Exhibit 10.20 to the Annual Report on Form 10-K filed by the Registrant’s parent corporation, Meredith Corporation, on August 29, 2017.

10.10+
Form of the Nonqualified Stock Option Award Agreement for Non-Employee Directors for the 2014 Stock Incentive Plan, incorporated by reference to Exhibit 10.21 to the Annual Report on Form 10-K filed by the Registrant’s parent corporation, Meredith Corporation, on August 29, 2017.

10.11+
Form of the Restricted Stock Award Agreement for Employees for the 2014 Stock Incentive Plan, incorporated by reference to Exhibit 10.22 to the Annual Report on Form 10-K filed by the Registrant’s parent corporation, Meredith Corporation, on August 29, 2017.

10.12+
Form of the Restricted Stock Award Agreement for Non-Employee Directors for the 2014 Stock Incentive Plan, incorporated by reference to Exhibit 10.23 to the Annual Report on Form 10-K filed by the Registrant’s parent corporation, Meredith Corporation, on August 29, 2017.

10.13+
Form of Restricted Stock Unit Award Agreement—Time Vested for the 2014 Stock Incentive Plan, incorporated by reference to Exhibit 10.24 to the Annual Report on Form 10-K filed by the Registrant’s parent corporation, Meredith Corporation, on August 29, 2017.

10.14+
Form of Restricted Stock Unit Award Agreement—Performance-Based for the 2014 Stock Incentive Plan, incorporated by reference to Exhibit 10.25 to the Annual Report on Form 10-K filed by the Registrant’s parent corporation, Meredith Corporation, on August 29, 2017.

10.15+
Employment Agreement dated as of August 10, 2016, between Meredith Corporation and Thomas H. Harty, incorporated by reference to the Current Report on Form 8-K filed by the Registrant’s parent corporation, Meredith Corporation, on August 12, 2016.

10.16+
Amendment to Employment Agreement between Meredith Corporation and Thomas Harty effective May 4, 2020, incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q for the period ended March 31, 2020 of the Registrant’s parent corporation, Meredith Corporation.

10.17+
Employment Agreement dated as of August 14, 2008, and re-executed August 24, 2009, between Meredith Corporation and John S. Zieser, incorporated by reference to the Exhibit 10.17 to the Annual Report on Form 10-K for the year ended June 30, 2009 of the Registrant’s parent corporation, Meredith Corporation.

10.18+
Amendment to Employment Agreement between Meredith Corporation and John Zieser effective May 4, 2020, incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q for the period ended March 31, 2020 of the Registrant’s parent corporation, Meredith Corporation.

10.19+
Employment Agreement dated as of February 25, 2020, and effective March 9, 2020, between Meredith Corporation and Jason Frierott, incorporated by reference to Exhibit 10 to the Current Report on Form 8-K filed by the Registrant’s parent corporation, Meredith Corporation, on February 27, 2020.

10.20+
Amendment to Employment Agreement between Meredith Corporation and Jason Frierott effective May 4, 2020, incorporated by reference to Exhibit 10.5 to the Quarterly Report on Form 10-Q for the period ended March 31, 2020 of the Registrant’s parent corporation, Meredith Corporation.

10.21+
Employment Agreement dated as of December 1, 2020, between Meredith Corporation and Catherine Levene, incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q for the period ended December 31, 2020 of the Registrant’s parent corporation, Meredith Corporation.

10.22+
Amended and Restated Severance Agreement between Meredith Corporation and Jason Frierott, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant’s parent corporation, Meredith Corporation, on April 2, 2020.

10.23+
Amended and Restated Severance Agreement between Meredith Corporation and Catherine Levene, dated as of December 2, 2020, incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q for the period ended December 31, 2020 of the Registrant’s parent corporation, Meredith Corporation.

10.24+
Amended and Restated Severance Agreement in the form entered into between Meredith Corporation and its executive officers, incorporated by reference to Exhibit 10 to the Quarterly Report on Form 10-Q for the period ended December 31, 2016 of the Registrant’s parent corporation, Meredith Corporation.

10.25+
Retention, Assignment and Acknowledgement Agreement dated August 10, 2021, between Meredith Corporation and Thomas Harty, incorporated by reference to Exhibit 10.8 to the Annual Report on Form 10-K filed by the Registrant’s parent corporation, Meredith Corporation, on September 10, 2021.

10.26+
Retention, Assignment and Acknowledgement Agreement dated August 10, 2021, between Meredith Corporation and John S. Zieser, incorporated by reference to Exhibit 10.11 to the Annual Report on Form 10-K filed by the Registrant’s parent corporation, Meredith Corporation, on September 10, 2021.

10.27+
Retention, Assignment and Acknowledgement Agreement dated August 10, 2021, between Meredith Corporation and Jason Frierott, incorporated by reference to Exhibit 10.15 to the Annual Report on Form 10-K filed by the Registrant’s parent corporation, Meredith Corporation, on September 10, 2021.

10.28+
Retention, Assignment and Acknowledgement Agreement dated August 10, 2021, between Meredith Corporation and Catherine Levene, incorporated by reference to Exhibit 10.18 to the Annual Report on Form 10-K filed by the Registrant’s parent corporation, Meredith Corporation, on September 10, 2021.

10.29
Deed of Guarantee in Relation to the IPC Media Pension Scheme, dated as of January 31, 2018, by and among Meredith Corporation, Time Inc. (UK) Ltd, IPC Media Pension Trustee Limited and Time Inc., incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the Registrant’s parent corporation, Meredith Corporation, on January 31, 2018.

10.30
Amended and Restated Deed of Guarantee in Relation to the IPC Media Pension Scheme, dated as of March 15, 2018, by and among Meredith Corporation, IPC Media Pension Trustee Limited, and International Publishing Corporation Limited, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant’s parent corporation, Meredith Corporation, on March 21, 2018.

21.1*	Subsidiaries of the Registrant

99.1*	Preliminary Information Statement, dated November 9, 2021

*Filed herewith.
        +    Management contract or compensatory plan or arrangement

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Meredith Holdings Corporation

/s/ John Zieser
Name: John Zieser
Title: Chief Development Officer and General Counsel

Date:	November 9, 2021